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                                                                     EXHIBIT 3.2

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                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                            HELLER FINANCIAL, INC.


                           (a Delaware corporation)




                                   ADOPTED:

                                ________, 1998



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                                  BY-LAWS OF
                            HELLER FINANCIAL, INC.
                            ----------------------


                      ARTICLE I:  IDENTIFICATION; OFFICES

Section 1.01. Name. The name of the corporation is Heller Financial, Inc. (the "Corporation").

Section 1.02. Registered Office; Other Offices; Books and Records. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be the Registered Agent of the Corporation in charge thereof. The Corporation may have such other offices at such other place or places, within or without the State of Delaware, as the business of the Corporation may from time to time require. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either inside or outside of the State of Delaware, as from time to time may be determined by the Board of Directors or as may be required for the conducting of business by the Corporation.


                     ARTICLE II:  MEETINGS OF STOCKHOLDERS

Section 2.01. Date, Place and Time of Annual Meetings. An annual meeting of the stockholders of the Corporation (an "Annual Meeting of Stockholders") for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting shall be held on the date during the month of May of each year, or on a date during such other month, and at the time and place, within or outside the State of Delaware, designated by the Chairman of the Board of Directors by notice to the Stockholders entitled to vote. In the event the Chairman of the Board fails to so designate, the Annual Meeting of Stockholders shall be held on the first Wednesday of May of each year, at the principal business office of the Corporation at the hour of 9:00 a.m., unless that date is a legal holiday, in which event the Annual Meeting of Stockholders shall be held on the next succeeding day not a legal holiday. The Chairman of the Board may, upon notice to the stockholders pursuant to Section 2.04, change the date to a different date, along with the place and time of the Annual Meeting of Stockholders.

Section 2.02. Special Meetings of Stockholders. A special meeting of stockholders (a "Special Meeting of Stockholders") may be called at any time by
(i) the Chairman of the Board, the Vice Chairman or the President or (ii) by the Secretary at the request of a majority of the total number of members of the Board of Directors.

Section 2.03. Place of Special Meetings of Stockholders. A Special Meeting of Stockholders shall be held at such place, within or outside the State of Delaware, as may be fixed from time to time by the person or persons calling such meetings, or, if not so fixed, at the principal business office of the Corporation in the State of Illinois.
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Section 2.04.  Notice of Meetings.

     a. Except as otherwise permitted by statute, written notice stating the place, date and hour of each Annual or Special Meeting of Stockholders shall be given personally or by first-class mail (airmail in the case of international communications) or by courier, telecopy or other electronic transmission to each stockholder entitled to vote thereat, not less than 10 and not more than 60 days prior to the meeting. The notice of any Special Meeting of Stockholders shall also state the purpose or purposes for which the meeting is called and indicate that it is being issued by or upon the request of the person or persons calling the meeting. Such notice is given, if mailed, when deposited in the United States mail, postage prepaid, and if by courier, telecopy or other electronic transmission, when delivered, to the stockholder at his address as it appears on the records of the Corporation or of its stock transfer agent.

     b. Notice of a Special Meeting of Stockholders may be given by the person or persons calling the meeting, or upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a Special Meeting of Stockholders give notice thereof, they shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a Special Meeting of Stockholders shall state the purpose or purposes of such meeting.

     c. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an Annual Meeting of Stockholders (x) pursuant to the Corporation's notice of meeting delivered pursuant to this Section 2.04, (y) by or at the direction of the Board of Directors or (z) by any stockholder of the Corporation who is entitled to vote at the meeting who has complied with the notice procedures set forth in this Article II and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an Annual Meeting of Stockholders by a stockholder pursuant to Section 2.04(c)(1)(z), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the close of business on the later of the 60th day prior to such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors is increased and the names of all of the nominees for director position are not disclosed by a public announcement by the Corporation at least 70 days prior to the date of the first anniversary of the date of the preceding year's Annual Meeting of Stockholders, a stockholder's notice pursuant to this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or

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mailed and received by, the Secretary not later than the close of business on the 10th day following the day on which such names have been first disclosed by a public announcement by the Corporation. Such stockholder's notice shall set forth (A) as to each person to whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If the stockholder or beneficial owner intends to solicit proxies in support of any such nomination or proposal, such stockholder's notice shall also include a representation to that effect.

          (3) Nominations of persons for election to the Board of Directors may be made at a Special Meeting of Stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this subsection (3) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a Special Meeting of Stockholders if the stockholder's notice required by
Section 2.04(c)(2) shall be delivered to the Secretary at the principal executive office of the Corporation later than the close of business on the later of the 60th day prior to such Special Meeting of Stockholders or the 10th day following the day on which public announcement is first made of the date of the Special Meeting of Stockholders and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (4) Except as otherwise set forth in Section 3.06, only persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to serves as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04. Except as otherwise provided by law, the Certificate of Incorporation, as amended from time to time, of the Corporation (the "Certificate of Incorporation"), or these By-Laws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 2.04 and, if any proposed nomination or business is not in compliance with this Section 2.04, or if a stockholder or beneficial owner solicits proxies in support of a nomination or proposal without having made the representation require in Section 2.04(c)(2), to declare that such proposal or nomination shall be disregarded.

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          (5)  For purposes of this Section 2.04, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (6) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04. Nothing in this Section 2.04 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.05. Adjournments. When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

Section 2.06. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a written waiver of notice, signed in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.07. Quorum. At all meetings of stockholders, except as otherwise required by statute, the presence of holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be requisite and constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn such meeting from time to time in accordance with Section 2.05 of these By-laws until the number of votes requisite to constitute a quorum shall be present.

Section 2.08. Vote of Stockholders. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the outstanding voting power of the shares issued and outstanding and entitled to vote thereat in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which a vote of a different percentage is required by statute, these By-laws or the Certificate of Incorporation, as amended from time to time, of the Corporation, in which case the vote of such different percentage shall be required. Each stockholder of record on the applicable record date shall be entitled at every meeting of stockholders to one vote for every share (unless the Certificate of Incorporation shall provide for a greater number of votes for such

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share) standing in his name on the record of stockholders. Voting at meetings of stockholders need not be by written ballot, unless the holders of a majority of the shares entitled to vote thereat shall so determine.

Section 2.09. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the stockholder or his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable for the period stated therein if the proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.10. Action Without a Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Such written consent shall be filed with the records of the Corporation. Notwithstanding the foregoing, however, on and after the date on which neither The Fuji Bank, Limited and/or its subsidiaries ("Fuji Bank") nor any one person or entity (and/or its subsidiaries) unaffiliated to Fuji Bank to whom shares of Class B Common Stock of the Corporation representing more than a 50% voting interest in the then outstanding shares of Common Stock of the Corporation taken as a whole continues to beneficially own a majority of the total voting power of all outstanding classes of Common Stock of the Corporation, voting together as a single class, any corporate action required or permitted to be taken at any Annual Meeting of Stockholders or Special Meeting of Stockholders may taken only at a duly called Annual Meeting of Stockholders or Special Meeting of Stockholders and may not be taken by written consent of the stockholders in lieu of a meeting.

Section 2.11. Chairman and Secretary of the Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, any officer of the Corporation designated by the Chairman to act as chairman or, if the Chairman of the Board is not present and has not designated a chairman, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, in his or her absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be as determined by the chairman of the meeting.

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Section 2.12. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote any Annual Meeting of Stockholders or Special Meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting and shall not be more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

Section 2.13. List of Stockholders. For a period of at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order for each class of stock, and showing their addresses and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares hold by each of them.

Section 2.14. Ratification. Any transaction questioned in any stockholders derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock, voting as provided in the Certificate of Incorporation, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 2.15. Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any Annual Meeting of Stockholders or Special Meeting of Stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the


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discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 2.16. Conducting Meetings. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer of the meeting shall establish an agenda for the meeting. The presiding officer's ruling on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

                       ARTICLE III:  BOARD OF DIRECTORS

Section 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not expressly reserved to the stockholders by law, by the Certificate of Incorporation or by these By-laws.

Section 3.02. Number and Term of Office. Except as hereinafter provided, directors shall be elected at the Annual Meeting of the Stockholders; each director so elected shall serve for one year and until his successor is elected and qualified. Subject to the rights of holders of Preferred Stock or Senior Preferred Stock (each as defined in the Certificate of Incorporation) of the Corporation, the number of directors shall be not less than eight (8) nor more than sixteen (16), the exact number from time to time to be established by the Board of Directors by resolution.

Section 3.03. Election. At each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast by the holders of shares entitled to vote in the election shall be elected as directors.

Section 3.04. Resignation. Any director may at any time resign from the Board of Directors by delivering a written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein, or, if not so specified, upon receipt of such notice by the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Removal. Any director or directors may be removed, with or without cause, by vote of the holders of a majority of the voting power of the shares then entitled to vote at an election of directors at any Special Meeting of the Stockholders or without a meeting pursuant to Section 2.10.

Section 3.06. Vacancies. Subject to any rights of holders of Preferred Stock or Senior Preferred Stock of the Corporation, if one or more vacancies occur in the Board of Directors by reason of death, resignation, expansion of the Board of Directors or otherwise, except insofar as otherwise provided by statute in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although

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less than a quorum, or the sole remaining director, may elect, by a majority vote (if there be more than one remaining director), a successor or successors for the unexpired term or terms.

Section 3.07. Annual Meetings. A newly elected Board of Directors shall meet in order to organize, to designate the Chairman of the Board, to elect officers and to transact such other business as may properly come before it. Such annual meeting of the Board of Directors may be held without notice if it shall be held on or within two business days following the day fixed for the Annual Meeting of Stockholders. If such annual meeting of the Board of Directors shall not be held at such date, hour and place, it shall be held whenever called by the Chairman of the Board or by any two directors at such place, within or without the State of Delaware, and at such time as shall be determined by the person or persons calling such meeting.

Section 3.08.  Regular Meetings.

     a. Board of Directors. Regular meetings of the Board of Directors shall, unless otherwise specified by written notice to each director, be held at the office of the Corporation in Chicago, Illinois on such dates as the Chairman of the Board shall establish by promulgation of the corporate calendar and amendments thereto.

     b. Executive Committee. Regular meetings of the Executive Committee of the Board of Directors shall be held at the office of the Corporation in Chicago, Illinois, on such dates as the Chairman of the Board of the Executive Committee may establish by notice to the members of the Executive Committee or as the Chairman of the Board may establish by promulgation of the corporate calendar.

Section 3.09.  Special Meetings.

     a. Board of Directors. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President or by any two directors at such place, within or without the State of Delaware, and at such time as shall be determined by the person or persons calling such meeting.

     b. Executive Committee. Special meetings of the Executive Committee of the Board of Directors shall be held whenever called by the Chairman of the Executive Committee or by any two directors who are members of the Executive Committee at such place, within or without the State of Delaware, and at such time as shall be determined by the person or persons calling such meeting.

Section 3.10. Notice of Certain Annual and Special Meetings. Notice of any special meeting and of any annual meeting of the Board of Directors which does not take place within two business days after the day fixed for the Annual Meeting of Stockholders shall be given by first-class mail (airmail in the case of international communications) to each director, addressed to him at his residence or usual place of business, not later than the fifth day before the day on which such meeting is to be held, or shall be sent to him at such place by overnight courier or telecopy, or be delivered personally or by telephone, not later than the third day before the day on which such meeting is to be held. Such

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notice shall state the place, date and hour of the meeting, and promulgation and delivery of the corporate calendar shall constitute notice to the directors hereunder.

Section 3.11. Waiver of Notice. Notice of a meeting need not be given to any director who submits a written waiver of such notice, signed by him, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the directors need be specified in any notice or any written waiver of notice with respect to such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.12. Quorum and Manner of Acting. At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall be requisite and constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as required by law or the Certificate of Incorporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice in accordance with Section 3.10 of these By-laws of any adjournment of any meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of such adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 3.13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee, as the case may be.

Section 3.14. Telephonic Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.15.  Committees.

     a. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee to consist of one or more directors and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting thereof. In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee, to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power to authorize the borrowing of money by the


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Corporation (pursuant to loan agreements, the issuance of bonds or notes or otherwise) and the giving of collateral therefor, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Specifically, but not by way of limitation, the Executive Committee shall have the power and authority to declare dividends, to authorize the issuance of stock and to adopt certificates of ownership and merger pursuant to Section 253 of the Delaware Corporation Law. The Executive Committee shall designate from its members a Chairman of the Executive Committee. The Chairman of the Executive Committee may be removed, with or without cause, by vote of the majority of the Executive Committee. The Executive Committee shall record minutes of each meeting of the Executive Committee and shall submit the same to the Board of Directors at the next meeting of the Board of Directors following such meeting of the Executive Committee. At all meetings of the Executive Committee, a majority of the total number of the members thereof shall constitute a quorum for the transaction of business. The vote of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. Meetings of the Executive Committee shall, unless otherwise by written notice to the members of the Executive Committee, either personally, or by mail or telecopy, be held on such dates and times and at such places as set forth in the corporate calendar, and amendments thereto, as promulgated by the Chairman of the Board.

     b. Compensation Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members a Compensation Committee to consist of one or more directors and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting thereof. In the absence or disqualification of a member of the Compensation Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Compensation Committee shall have the power and authority to set and determine (and to delegate the authority to set and determine) all matters relating to employees' compensation and benefits including, without limitation, matters of corporate policy over salary, bonuses, benefits, perquisites, and the like, and to establish and amend (and to delegate the authority to establish and amend) the compensation of all officers of the Corporation. The Compensation Committee shall designate from its members a Chairman of the Compensation Committee. The Chairman of the Compensation Committee may be removed, with or without cause, by vote of the majority of the Compensation Committee. The Compensation Committee shall record minutes of each meeting of the Compensation Committee. At all meetings of the Compensation Committee, a majority of the total number of the members thereof shall constitute a quorum for the transaction of business. The vote of the majority of the members of the Compensation Committee present at a meeting at which a quorum is present shall be the act of the Compensation Committee. Meetings of the Compensation Committee shall, unless otherwise by written notice to the members of the Compensation Committee, either personally, or by mail or telecopy, be held on such dates and times and at such places as set forth in the corporate calendar, and amendments thereto, as promulgated by the Chairman of the Board.

     c. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Audit Committee to consist of one or more directors and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting thereof. In the absence or disqualification of a member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Audit Committee shall have such duties, power and authority with respect to the choice of the Corporation's auditors and reviews of the Corporation's financial statements as may, by resolution, be delegated by the Board of Directors from time to time. The Audit Committee shall designate from its members a Chairman of the Audit Committee. The Chairman of the Audit Committee may be removed, with or without cause, by vote of the majority of the Audit Committee. The Audit Committee shall record minutes of each meeting of the Audit Committee and shall submit the same to the Board of Directors at the next meeting of the Board of Directors following such meeting of the Audit Committee. At all meetings of the Audit Committee, a majority of the total number of the members thereof shall constitute a quorum for the transaction of business. The vote of the majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the act of the Audit Committee. Meetings of the Audit Committee shall, unless otherwise by written notice to the members of the Audit Committee, either personally, or by mail or telecopy, be held on such dates and times and at such places as set forth in the corporate calendar, and amendments thereto, as promulgated by the Chairman of the Board.

     d. Miscellaneous Committees. The Board of Directors shall have the power to appoint or provide for from time to time any such other committees consisting of such directors, officers or other persons and having such powers and functions in the management of the Corporation as may be provided by the Board of Directors and as may be permitted by law, and from time to time to suspend or discontinue the powers and duties of such committees. If the members of any such committee consist of directors, the resolution of the Board of Directors designating such members shall be adopted by a majority of the entire Board of Directors.

     e. Removal. Any member of the Executive Committee or any other committee appointed or provided for by the Board of Directors, or the entire membership of the Executive Committee or of such other committee may be removed, with or without cause, by the vote of the majority of the Board of Directors.

Section 3.16. Directors' Fees. The fees and compensation of the directors of the Corporation shall be determined by the resolution of the Board of Directors and in the discretion of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or an authorized committee thereof.

                             ARTICLE IV:  OFFICERS

Section 4.01. Elected Officers. The elected officers of the Corporation shall consist of the Chairman of the Board, who shall be termed "Chairman of the Board of Directors" (and is sometimes referred to as "Chairman of the Board"); if elected by the Board of Directors, one or more Vice Chairmen of the Board of Directors (sometimes individually referred to as a "Vice Chairman of the Board"); one or more Presidents; one or more Executive Vice Presidents; one or more Senior Vice Presidents; a Treasurer; a Secretary; a Controller; a Director of Taxes; a General Counsel; and one or more Deputy General Counsels.

Section 4.02. Election. The Board of Directors at the first meeting after each Annual Meeting of the Stockholders (a) shall elect by ballot a Chairman of the Board from among the members of the Board, and a Secretary, Controller, General Counsel and Treasurer, and (b) may elect (i) one or more Vice Chairmen from among the members of the Board and (ii) one or more Presidents including Senior Group Presidents or Group Presidents; one or more Executive Vice Presidents; one or more Senior Vice Presidents; and one or more Deputy General Counsels who need not be members of the Board.

Section 4.03. Term and Removal. The term of office of each officer elected pursuant to Section 4.02 or appointed pursuant to Section 4.06 of this Article shall expire on the day of the next annual election. Any officer may be removed from office, either with or without cause or hearing, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.04. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors; provided, however, that the Compensation Committee of the Board of Directors shall have the authority to fix the compensation of any or all officers as and to the extent set forth in
Section 3.15.

Section 4.05. Powers and Duties. The powers and duties of the respective officers of the Corporation are as follows:

     a. Chairman of the Board. The Chairman of the Board, unless the Board of Directors shall otherwise provide by resolution, shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings whether of the stockholders or the Board of Directors. In the absence of the Chairman of the Board, or in the event of his or her inability or refusal to act, the Board of Directors may by vote designate a Vice Chairman to preside at any such meeting, whether of the stockholders or of the Board of Directors. In the absence of any Vice Chairman, or in the event of his or her inability or refusal to act, the Board of Directors may by vote designate from among its members a director to preside at any such meeting, whether of the stockholders or of the Board of Directors. The Chairman of the Board, subject to the power of the Board of Directors to manage the business and affairs of the Corporation or to delegate such power to other officers or employees, shall have general and active supervision over and direction of the business, property and affairs of the Corporation and shall see that resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have the authority to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. He or she shall have the authority to cause the employment of such employees of the Corporation, other than officers elected by the Board of Directors, as the conduct of the business of the Corporation may require, and to fix their compensation and the compensation of all appointed Officers of the Corporation; to remove or suspend any employee who shall not have been elected by the Board of Directors; and to suspend for cause, pending final action by the Board of Directors, any officer who shall have been elected by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors as well as the stockholders and shall perform all other duties and exercise all other powers usually pertaining to the offices of Chairman of the Board and chief executive officer of a corporation, and shall perform such further duties and exercise such further powers as may be assigned to him from time to time by the Board of Directors. If there shall be a vacancy in the position of Chairman of the Board, such vacancy may be filled by the Board of Directors. The Chairman of the Board may be removed, with or without cause, by vote of the majority of the Board of Directors.

     b. Vice Chairmen. There may be one or more Vice Chairmen of the Corporation, if elected by the Board of Directors. The Vice Chairmen shall have the authority to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. In the absence of the Chairman of the Board or in the event of his or her inability to act or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Vice Chairman of the Board as shall be designated by the Board of Directors or, failing such designation, by the Vice Chairmen in order of their election to that office.

     c. President. Unless the Board of Directors otherwise provides by resolution, the President shall be the chief operating officer of the Corporation. The President shall, in the absence of the Chairman of the Board and any Vice Chairmen of the Board, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Chairman of the Board described in Section 4.06 hereof. The President has the same power as the Chairman of the Board to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. The President shall make reports to the Board of Directors as well as the stockholders and shall perform such other duties as are incidental to the office of President or are properly required of the President by the Chairman of the Board, any Vice Chairman or the Board of Directors.

     d. Group Presidents. The Group Presidents of the several operating groups of the Corporation shall have and exercise general supervision over and direction of the operations of their respective groups, in all cases under the direction of the President, and shall have the power to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation and shall perform such other duties as required of them by the Chairman, any Vice Chairman, the President or the Board of Directors. Presidents of divisions of a group of the Corporation shall have the same duties and authorities as the Executive Vice Presidents of the Corporation.

     e. Executive Vice Presidents. The Executive Vice Presidents shall be authorized to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. They shall also be authorized to perform all duties that from time to time may be prescribed by the Directors, the

Chairman of the Board, any Vice Chairman, the President or the Group President for their respective operating group.

     f. Senior Vice Presidents. The Senior Vice Presidents shall be authorized to execute certificates, contracts, bonds, mortgages, notes, guaranties and other agreements, instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. They shall also be authorized to perform all duties that from time to time may be prescribed by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or the Group President for their respective operating group.

     g. Controller. The Controller shall have the responsibility for supervision and management of all accounting and bookkeeping functions of the Corporation and of all of its subsidiaries; shall keep or cause to be kept, such books of record of all the income, expenses, losses, gains, assets and liabilities of the Corporation; shall have custody of the accounting records of the Corporation; shall render to the Chairman of the Board, the President and the Board of Directors at meetings of the Board of Directors or whenever else it may be required, an account of all transactions and the financial condition of the Corporation, and shall perform all other duties and exercise all other powers usually pertaining to the office of controller of a corporation and shall perform such other duties and exercise such other powers as may be assigned by the Board of Directors, the Chairman of the Board, any Vice Chairman or the President. The Controller shall be authorized to appoint, pursuant to Section 4.06, one or more Assistant Controllers who shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or the Controller. In the absence of the Controller or in the event of his inability or refusal to act, his duties shall be performed and his powers may be exercised by such Assistant Controller as shall be designated by the Chairman of the Board or, failing such designation, by any Controller. If there shall be a vacancy in the office of Assistant Controller, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Controller.

     h. Treasurer. The Treasurer has custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in any depositories that are authorized by the Board of Directors; shall disburse the funds of the Corporation as may be directed by the Board of Directors; shall keep a full and accurate account of all monies received and paid on account of the Corporation; and shall render to the Chairman of the Board, any Vice Chairman, the President and the Board of Directors an account of all such transactions at meetings of the Board of Directors or whenever it shall be required. The Treasurer shall perform all other duties and exercise all other powers usually pertaining to the office of the treasurer of a corporation and shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman or the President. The Treasurer shall appoint, pursuant to Section 4.06, one or more Assistant Treasurers who shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or the Treasurer. In the absence of the Treasurer or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Assistant Treasurer as shall be designated by the Chairman of the

Board or, failing such designation, by any Assistant Treasurer. If there shall be a vacancy in the office of Assistant Treasurer, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Treasurer.

     i. Secretary. The Secretary shall attend meetings of the stockholders and Board of Directors, and act as clerk thereof, and record all votes and minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and meetings of the Board of Directors and committees thereof if such notice is required by law or pursuant to these By-laws or the rules of procedure of any such committee. The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the same to any instrument and to attest the same. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer is properly accountable. He or she shall generally perform such duties and exercise such powers usually pertaining to the office of secretary of a corporation. He or she shall perform such further duties and exercise such further powers as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman, or the President. The Secretary shall appoint, pursuant to Section 4.06, one or more Assistant Secretaries who shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or the Secretary. The Secretary and Assistant Secretaries, in addition to their other powers and duties, shall have the authority to execute powers of attorney on behalf of the Corporation. In the absence of the Secretary or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Assistant Secretary as shall be designated by the Chairman of the Board or, failing such designation, by any Assistant Secretary. If there shall be a vacancy in the office of Assistant Secretary, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Secretary.

     j. Director of Taxes. The Director of Taxes shall have the responsibility of supervision of the tax department of the Corporation and shall advise and consult with the Chairman of the Board, any Vice Chairman, the President, the Chief Financial Officer and the General Counsel on all tax matters affecting the Corporation and its subsidiaries and on matters of corporate tax policy; cause compliance with laws and regulations in respect of taxes due; shall select counsel to represent the Corporation in, and shall manage administrative appeals and tax litigation involving, the Corporation; shall render to the Chairman of the Board, any Vice Chairman, the President, the Chief Financial Officer, the General Counsel and the Board of Directors an account of all tax matters affecting the Corporation; and shall perform all other duties and exercise all other powers usually pertaining to the office of director of taxes of a corporation including the signing of all returns, waivers, consents and any other tax forms on behalf of the Corporation and all its subsidiaries, and shall perform such other duties and exercise such other powers as may be assigned by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Chief Financial Officer or the General Counsel.

     k. General Counsel and Deputy General Counsels. The General Counsel shall have the responsibility for supervision and management of all legal functions of the Corporation and all its subsidiaries; shall select attorneys to represent the Corporation in such matters as he or she shall determine and shall manage their services; shall cause to be negotiated and documented all transactions entered into or involving the Corporation; shall render to the Chairman of the Board, any Vice Chairman, the President and the Board of Directors at meetings of the Board of Directors or whenever else it may be required, an account of all legal matters of or affecting the Corporation and shall perform all other duties and exercise all other powers usually pertaining to the office of general counsel of a corporation and shall perform such other duties and exercise such other powers as may be assigned by the Board of Directors, the Chairman of the Board, any Vice Chairman or the President. Deputy General Counsels shall supervise and manage the legal functions of the operating division, office or branch of the Corporation designated by and under the direction of the General Counsel, and the Deputy General Counsels shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President, or the General Counsel. In the absence of the General Counsel or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Deputy General Counsel as shall be designated by the Chairman of the Board or, failing such designation, by any Deputy General Counsel. If there shall be a vacancy in the office of General Counsel, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of General Counsel.

Section 4.06. Appointed Officers. The Chairman of the Board, any Vice Chairman, the President, each of the Group Presidents, the General Counsel and each manager of a business unit or corporate staff department may appoint, without further approval by the Board of Directors, vice presidents, assistant vice presidents, associate general counsels, senior counsels, counsels, attorneys, assistant controllers, assistant treasurers, assistant secretaries and other appropriate titled officers to assist them in their respective duties. The powers and duties of the appointed officers shall be as follows:

     a. Vice Presidents and Assistant Vice Presidents. Vice Presidents and Assistant Vice Presidents shall have the power and authority to execute certificates, contracts, bonds, mortgages, notes, guaranties and other instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. They shall also be authorized to perform all duties that from time to time may be prescribed by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President or their Group President.

     b. Associate General Counsels, Senior Counsels, Counsels and Attorneys. Associate General Counsels shall have the power and authority to supervise and manage the legal function of any group, branch or office of the Corporation designated by and under the direction of a Deputy General Counsel for and on behalf of the Corporation and under the seal of the Corporation where so required, and shall, in addition, perform duties that from time to time may be prescribed by the Board of Directors, the Chairman of the Board, any Vice Chairman, the President, the General Counsel or a Deputy General Counsel. Senior Counsels, Counsels and Attorneys shall perform duties that from time to time may be prescribed by the the General Counsel or a Deputy General Counsel.

     c. Assistant Controllers. Assistant Controllers shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the President or the Controller. In the absence of the Controller or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Assistant Controller as shall be designated by the Chairman of the Board or, failing such designation, by the Assistant Controllers in order of their election to that office. If there shall be a vacancy in the office of Assistant Controller, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Controller.

     d. Assistant Treasurers. Assistant Treasurers shall perform such duties and exercise such powers as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the President or the Treasurer. In the absence of the Treasurer or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Assistant Treasurer as shall be designated by the Chairman of the Board or, failing such designation, by the Assistant Treasurers in the order of their election to that office. If there shall be a vacancy in the office of Assistant Treasurer, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Treasurer.

     e. Assistant Secretaries. Assistant Secretaries shall have the power and authority to execute any and all documents required to be signed by the Secretary, including without limitation powers of attorney, which relate to the consummation of transactions of their respective business units, for and on behalf of the Corporation and under the seal of the Corporation where so required, and shall, in addition, perform duties that from time to time may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary. In the absence of the Secretary or in the event of his or her inability or refusal to act, his or her duties shall be performed and his or her powers may be exercised by such Assistant Secretary as shall be designated by the Chairman of the Board or, failing such designation, by the Assistant Secretaries in the order of their election to that office. If there shall be a vacancy in the office of Assistant Secretary, such person as shall be designated by the Chairman of the Board shall perform the duties and exercise the powers of Assistant Secretary.

Section 4.07. Group/Divisional Officers. Officers of the Corporation, appointed, pursuant to Section 4.06 above, may be designated as officers of a particular group or division of the Corporation. When officers are so designated, their powers and duties shall be those of an officer with the same title as described in Section 4.06 above, as the case may be, but such powers and duties shall be limited to the activities of their respective group or division.

Section 4.08. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the Chairman of the Board's designee for this specific purpose has full power and authority on behalf of the Corporation to attend and to act and to vote at all meetings of security holders of the corporations in which the

Corporation may hold securities, and at those meetings, the Chairman of the Board or the Chairman of the Board's designee shall possess and may exercise any and all rights and powers incident to the ownership of the securities, and which as the owner thereof, the Corporation may have possessed and exercised, if present. The Board of Directors or the Executive Committee by resolution from time to time may confer powers upon any other person or persons.


                        ARTICLE V:  SHARE CERTIFICATES

Section 5.01. Form; Signature. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, Chief Executive Officer, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary of an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 5.02. Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

Section 5.03. Transfers of Shares. All transfers of shares of the stock of the Corporation are subject to the terms conditions and restrictions, if any, of the Certificate of Incorporation. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a Transfer Clerk or a Transfer Agent appointed as in Section 5.06 of this Article, and, if certificated shares, on surrender of the certificate or certificates for the shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock are registered on the books of the Corporation shall be considered the owner thereof for all purposes as regards the Corporation; but whenever any transfer of shares is made for collateral security, and not absolutely, that fact, if known, to the Secretary, shall be stated in the entry of transfer. The Board may, from time to time, make any additional rules and regulations as it may deem expedient, not inconsistent with these By laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 5.04. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the

Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.05. Transfer Agent and Registrar. The Board of Directors may appoint one or more Transfer Clerks or one or more Transfer Agents and one or more Registrars.

Section 5.06. Registered Stock. The Corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


             ARTICLE VI:  INDEMNIFICATION OF OFFICERS, DIRECTORS,
                        EMPLOYEES AND AGENTS; INSURANCE

Section 6.01. Third Party Proceedings. The Corporation shall, in accordance with
Section 6.03 or 6.04 of these bylaws, indemnify, to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL") any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee, attorney or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, attorney or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 6.02 Derivative Stockholder Liability. The Corporation shall, in accordance with Section 6.03 or 6.04 of these bylaws, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, attorney or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, attorney or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.03 Indemnification Upon Success on the Merits. To the extent that a present or previous director, officer, employee, attorney or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 6.04 Indemnification in Other Circumstances. Any indemnification under Sections 6.01 and 6.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, attorney or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02. Such determination shall be made (1) by the Board of Directors of the Corporation, or its Executive Committee, by a majority vote, even if less than a quorum, of directors who were not parties to such action, suit or proceeding, or (2) there are no directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation. Nothing contained herein shall be deemed a limitation on the Corporation's ability to provide indemnifications in the ordinary course of its business.

Section 6.05 Payment of Defense Expenses in Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a director, officer, employee, attorney or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

     a. The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 6.01 and 6.02.

     b. The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it shall ultimately be determined by the Board or the Executive Committee thereof, or by a court of competent jurisdiction, that he or she is not entitled to be indemnified by the Corporation as authorized by these By-laws.

     c. No determination is made by the Board or the Executive Committee thereof, or by a court of competent jurisdiction, that the person is precluded from obtaining indemnification under this Section or the Delaware General Corporation Law.

     d. Notwithstanding anything to the contrary in this Article VI, (i) the Company shall not be obligated to indemnify a director, officer or employee or pay

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expenses incurred by a director, officer or employee with respect to any threatened, pending or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director, officer or employee and not be way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article VI unless a court of competent jurisdiction determines that each of the material assertions made by the director, officer or employee in such Proceedings were not made in good faith or were frivolous) and
(ii) the Company shall not be obligated to indemnify a director, officer or employee for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Company to such settlement.

Section 6.06 Insurance. The Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, attorney or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, attorney or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation has the power to indemnify him against such liability under the provisions of these By-laws.

Section 6.07 No Waiver of Rights. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, attorney or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                            ARTICLE VII.  DIVIDENDS

Section 7. Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation's capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.


                         ARTICLE VIII:  MISCELLANEOUS

Section 8.01. Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

Section 8.02. Seal. The Corporation shall have a seal in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.03. Power to Amend. Subject to the rights of the holders of Preferred Stock and Senior Preferred Stock of the Company, these By-laws may be adopted, amended or repealed by the Board of Directors, to the extent provided in the Certificate of Incorporation, of the

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Corporation, or by the vote of the holders of at least 66-2/3% of the total voting power of all outstanding Common Stock, voting together as a single class.

Section 8.04. Promulgation of Corporate Calendar. On or before January 31st of every calendar year, the Chairman of the Board shall promulgate the corporate calendar for that calendar year. The calendar shall set forth the dates, places and times for the Annual Meeting of Stockholders, meetings of the Board of Directors and meetings of the various committees of the Board of Directors. Copies of the corporate calendar shall be delivered to each director entitled to notice of meetings. In the event an individual becomes a director subsequent to promulgation of the corporate calendar, he or she shall be provided a copy of the corporate calendar at the time of appointment. The Chairman of the Board may amend the corporate calendar at any time by giving notice to every individual entitled to notice of the meeting whose date, place or time is being amended.


                         ARTICLE IX: EMERGENCY BY-LAWS

Section 9. Emergency By-Laws. The provisions of this Article IX, adopted pursuant to the authority of Section 109 of the Delaware Corporation Law, shall become operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, resulting in the death, disability or inability to convene or function of a quorum of the Board of Directors. In any such event, the following procedures shall govern the conduct of the business and affairs of the Corporation:

     a. A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon notice to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time including publication or radio.

     b. The director or directors in attendance at any meeting called as aforesaid shall constitute a quorum, and may take such action as may, in his or their judgment, be necessary to carry on the functions of the Board of Directors during the period the emergency continues.

     c. In the event no member of the Board of Directors is present to constitute a quorum at any meeting of the Board of Directors during the emergency period, the three senior officers of the Corporation who are present shall be considered in order or rank, as set forth in paragraph d. hereof, and within the same rank in order of seniority of appointment, directors for such meeting.

     d. During the emergency period, the duties, powers and functions of any officer of the Corporation who has died or been disabled, or is unable for any reason to perform his duties, shall devolve upon and be assumed by the officer next in rank, in the order of their respective seniority by first election, in accordance with the following table of sequence:

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

               Chairman of the Board
               Vice Chairmen
               President
               Executive Vice Presidents
               Treasurer
               Controller
               Senior Vice Presidents
               Other Vice Presidents
               Assistant Vice Presidents
               Secretary

Duties, powers and functions of any division officer similarly unable to perform shall devolve upon and be assumed by the officer next in rank, in accordance with the same sequence. New officers may be elected, or the accession of officers ratified, at the next regular meeting of the Board of Directors, or at a special meeting called for that purpose. However, as to third persons, the performance of the duties of an officer by one acting pursuant to this Article shall be conclusive evidence of his authority to do so.

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